As filed with the Securities and Exchange Commission on June 25, 2007.

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQUIFAX INC.

(Exact name of Registrant as specified in its charter)

Georgia	58-0401110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

(404) 885-8000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kent E. Mast, Esq.

Corporate Vice President and Chief Legal Officer

Equifax Inc.

1550 Peachtree Street, N.W.

Atlanta, Georgia 30309

(404) 885-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Dean C. Arvidson, Esq.	M. Hill Jeffries, Esq.	Michael P. Reed, Esq.
Senior Vice President, Deputy General	Alston & Bird LLP	Alston & Bird LLP
Counsel and Corporate Secretary	1201 West Peachtree Street	950 F Street N.W.
Equifax Inc.	Atlanta, Georgia 30309	Washington, D.C. 20004
1550 Peachtree Street, N.W.	(404) 881-7000	(202) 756-3300
Atlanta, Georgia 30309
(404) 885-8000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)

(1) An indeterminate amount of debt securities to be offered at indeterminate prices is being registered pursuant to this Registration Statement.  The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r).  Any additional registration fees will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

DEBT SECURITIES

We may offer debt securities from time to time in one or more offerings. This prospectus describes the general terms of these debt securities and the general manner in which we will offer them. We will provide the specific terms and prices of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these debt securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer and sell these debt securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. See “Plan of Distribution.”  We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities. If any agents, dealers or underwriters are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The applicable prospectus supplement will also set forth our net proceeds from the sale of debt securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2007.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus.

This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of those debt securities, and this prospectus may not be used to sell debt securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section entitled “Where You Can Find More Information.”

We may also prepare free writing prospectuses to describe the terms of particular debt securities, which terms may vary from those described in this prospectus. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than the date of the document. We are not making an offer of debt securities in any jurisdiction where the offer is not permitted.

Throughout this prospectus, when we use the terms “we,” “us,” “our” and similar terms, we are referring to Equifax Inc. and its subsidiaries, collectively, as the context requires.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC registers the debt securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and other reports, proxy and information statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC’s public reference room. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. You also may read reports and other information about us at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We also make available free of charge on our website, www.equifax.com, under “About Equifax/Investor Center,” all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we and TALX Corporation have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus, any prospectus supplement and information previously filed with the SEC.

We incorporate by reference in this prospectus the documents and portions of documents listed below:

•       our annual report on Form 10-K for the year ended December 31, 2006,  filed on February 28, 2007 (including information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2007 annual meeting of shareholders), filed on March 30, 2007;

•       our quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed on May 4, 2007;

•       our current reports on Form 8-K filed on January 4, 2007, February 8, 2007 (only with respect to Item 5.02), February 15, 2007, March 1, 2007, May 4, 2007, May 15, 2007 and May 23, 2007, and our current report on Form 8-K/A filed on June 25, 2007;

•       all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than portions of those documents not deemed to be filed) between the date of this prospectus and the termination of this offering;

•       Part I, Item 1A, “Risk Factors” contained in the annual report on Form 10-K for the year ended March 31, 2006 of TALX Corporation (SEC file number 000-21465), which we acquired on May 15, 2007; and

•       Part II, Item 1A, “Risk Factors” contained in the quarterly report on Form 10-Q for the quarter ended June 30, 2006 of TALX Corporation.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our internet website at www.equifax.com, or by writing or calling us at the following address and telephone number:

Equifax Inc.
Corporate Secretary
1550 Peachtree Street, N.W.
Atlanta, Georgia 30309
Telephone (404) 885-8000

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference contain “forward-looking” statements. These statements discuss our goals, intentions and expectations as to future matters such as trends, plans, events, results of operations or financial condition. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seek,” “plan,” “project,” “continue,” “predict” and other  similar phrases or expressions identify forward-looking statements.

These forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us, and they therefore involve a number of risks and uncertainties. Our forward-looking statements are not guarantees. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of reasons, including those discussed in Part I, Item 1A, “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2006; in Part II, Item 1A, “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2007; in Part I, Item 1A, “Risk Factors” in TALX Corporation’s annual report on Form 10-K for the year ended March 31, 2006; and in Part II, Item 1A, “Risk Factors” in TALX Corporation’s quarterly report on Form 10-Q for the quarter ended June 30, 2006; in each case as updated by us from time to time in our quarterly reports on Form 10-Q, in other future SEC filings and elsewhere in this prospectus and any accompanying prospectus supplement.

Before you invest, you should be aware that the occurrence of any of the risk factor events could substantially harm our business, results of operations and financial condition. We disclaim any obligation to publicly correct or update any of the forward-looking information to reflect future events or developments. You are advised, however, to review any further disclosures we make on related subjects in our reports to the SEC.

OUR COMPANY

We are a leading global provider of information solutions, leveraging our consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers. We collect, organize and manage numerous types of credit, financial, public record, demographic and marketing information regarding individuals and businesses. This information originates from a variety of sources including financial or credit granting institutions, which provide loan and accounts receivable information; governmental entities, which provide public records of bankruptcies, liens and judgments; and consumers who participate in surveys and submit warranty registration cards from which we gather demographic and marketing information. The original data is compiled and processed utilizing our proprietary software and systems and distributed to customers in a variety of user-friendly and value-add formats.

Our products and services include consumer credit information, information database management, marketing information, business credit information, decisioning and analytical tools and identity verification services which enable businesses to make informed decisions about extending credit or service, detect and mitigate fraud, manage portfolio risk and develop marketing strategies for consumers and businesses. We also enable consumers to manage and protect their financial affairs through a portfolio of products that we sell directly to consumers via the internet and in various hard-copy formats.

We currently operate in 14 countries: Argentina, Brazil, Canada, Chile, Costa Rica, El Salvador, Honduras, Peru, Portugal, the Republic of Ireland, Spain, the United Kingdom, Uruguay and the United States. Of the countries we operate in, 72% of our revenue was generated in the United States during the twelve months ended December 31, 2006. We serve customers across a wide range of industries, including the financial services, retail, telecommunications, utilities, automotive, brokerage, healthcare and insurance industries, as well as state and federal governments. We also serve customers directly. Our revenue stream is highly diversified, with our largest customer providing slightly more than 2% of total revenues.

Upon our acquisition of TALX Corporation on May 15, 2007, we also became a leading provider of payroll-related and human resources business process outsourcing services. TALX’s services enable customers to outsource and automate the performance of certain payroll and human resources business processes that would otherwise be performed by their own in-house payroll and/or human resources departments. TALX’s customers are primarily large and mid-size organizations, including more than three-fourths of the Fortune 500 companies in a wide variety of industries, as well as a number of government agencies and public sector organizations. Current services offered by TALX include employment and income verification and other payroll-related services, unemployment tax management services, tax credit and incentive services and talent management services.

Our principal executive offices are located at 1550 Peachtree Street, N.W., Atlanta, Georgia 30309, and our telephone number is (404) 885-8000. Our common stock is traded on the New York Stock Exchange under the symbol “EFX.”  We are a member of the S&P 500 and certain other indices. We maintain a website located at www.equifax.com. Except for this prospectus and the documents incorporated by reference which are on our website, other information on our website is not and should not be considered part of this prospectus.

USE OF PROCEEDS

Except as may be otherwise provided in an applicable prospectus supplement, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, without limitation, the financing of our operations,  repayment and refinancing of outstanding debt, repurchases of outstanding shares of our common stock, acquisitions of or investments in other businesses and advances to or investments in our subsidiaries. Pending any specific application, net proceeds may be initially invested in short-term marketable securities or applied to reduce short-term indebtedness.

If required, we will include a more detailed description of the use of the net proceeds from any specific offering of debt securities in the prospectus supplement related to that offering.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for each of the periods indicated. This ratio shows the extent to which our business generates enough earnings after payment of all expenses other than interest and income taxes to make interest payments on our debt.

	For the Year Ended December 31,					For the Three Months Ended March 31,
	2002	2003	2004	2005	2006	2007
Ratio of earnings to fixed charges	7.5x	7.3x	10.2x	9.9x	11.2x	12.3x

“Earnings” consists of income before income taxes and fixed charges. “Fixed charges” consist of interest on indebtedness, amortization of debt issuance costs and debt discounts and expense and the amount of rental expense on operating leases which management believes is a reasonable approximation of the interest factor related to rental expenses paid.

DESCRIPTION OF THE DEBT SECURITIES

This section describes the general terms and provisions of any debt securities that we may offer in the future. A prospectus supplement relating to a particular series of debt securities will describe the material terms of that particular series and the extent to which the general terms and provisions contained herein apply to that particular series.

In this description of the debt securities, the words “we,” “us” or “our” refer only to Equifax Inc. and not to any of our subsidiaries.

General

The debt securities will be our direct senior obligations. The debt securities will be issued under a senior indenture, dated as of June 29, 1998 as supplemented from time to time, between us and The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago), as trustee, which indenture is an exhibit to the registration statement of which this prospectus is a part and which we refer to as the “indenture.”  The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The statements made in this prospectus and any prospectus supplement relating to the debt securities and the indenture are summaries and are subject to and qualified in their entirety by reference to the indenture and the debt securities, including the definitions therein of certain terms.

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities we may issue under the indenture. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

Each prospectus supplement will describe the terms relating to a particular series of debt securities being offered. The terms will include some or all of the following:

•       the offering price;

•       the title of the series of debt securities;

•       any limit on the aggregate principal amount of the series of debt securities;

•       the date or dates on which the principal (and premium, if any) will be payable (or the method of determining such date or dates);

•       the interest rate or rates (if any) (or the method of determination thereof), which may be fixed or floating, the dates from which  interest will accrue, the interest payment dates and the regular record dates;

•       the place or places where payments shall be made;

•       any mandatory or optional redemption or sinking fund provisions;

•       whether the debt securities are to be issued as discount securities and the amount of discount, and the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•       any defeasance and covenant defeasance provisions as described below applicable to the debt securities;

•       whether the debt securities are to be issued as registered or bearer securities or both;

•       whether provision for payment of additional amounts or tax redemptions shall apply;

•       if applicable, the method for determining how principal, premium, if any, or interest will be calculated by reference to an index or formula;

•       if other than U.S. currency, the currency, composite currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•       the person who shall be entitled to receive interest, if other than the record holder on the record  date;

•       the interest rate, if any, payable on overdue installments of principal, premium or interest;

•       any deletions of, or changes or additions to, the events of default or covenants with respect to the series of debt securities;

•       whether the debt securities will be issuable in the form of a global security, and the depositary for the global securities;

•       any conversion or exchange provisions;

•       provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•  any paying agents, authenticating agents or security registrars;

•       any guarantees on the debt securities;

•       any security for any of the debt securities;

•       any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•       the debt securities will be issued in fully registered form without coupons;

•       interest and premium will be payable at the corporate trust office of the trustee;

•       registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or multiples of $1,000; and

•       the debt securities will not be listed on any securities exchange.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities.

Ranking

The debt securities will be unsecured and will rank equally in right of payment with all of our other unsecured and non-subordinated debt obligations. The debt securities will be effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness.  In addition, the debt securities will be structurally subordinated to all obligations of our subsidiaries, including claims with respect to trade payables. This means that holders of our debt securities will have a junior position to the claims of creditors of our subsidiaries on the assets and earnings of such subsidiaries.

Covenants in the Indenture

The indenture contains, among other things, the following covenants:

Limitation on Mortgages and Liens

Neither we nor any of our subsidiaries may create or assume, except in favor of us or a wholly owned subsidiary, any mortgage, pledge, lien or encumbrance upon any principal facility (as defined in the indenture) or any stock of any subsidiary or indebtedness of any subsidiary to us or any other subsidiary without equally and ratably securing the debt securities. This limitation does not apply to certain permitted encumbrances as described in the indenture, including:

(1)   purchase money mortgages entered into within specified time limits and liens existing on acquired property;

(2)   liens extending, renewing or refunding any liens permitted by the preceding clause;

(3)   certain tax, materialmen’s, mechanic’s and judgment liens;

(4)   liens in connection with certain government contracts;

(5)   certain mortgages, pledges, liens or encumbrances in favor of any state or local government or governmental agency in connection with certain tax-exempt financings;

(6)   liens to secure the cost of construction or improvement of any property entered into within specified time limits; and

(7)   mortgages, pledges, liens and encumbrances not otherwise permitted if the sum of the indebtedness thereby secured plus the aggregate sales price of property involved in sale and leaseback transactions referred to in clause (1) under “—Limitation on Sale and Leaseback Transactions” below does not exceed 15% of consolidated stockholders’ equity (as defined in the indenture).

Limitation on Sale and Leaseback Transactions

We will not, and will not permit any of our subsidiaries to, sell or transfer (except to our company or one or more of our wholly owned subsidiaries, or both) any principal facility (as defined in the indenture) owned on the date of the indenture with the intention of taking back a lease of such property, other than a lease for a temporary period (not exceeding 36 months) with the intent that the use by us or such subsidiary of such property will be discontinued at or before the expiration of such period, unless either:

(1)   the sum of the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted plus the aggregate amount of indebtedness secured by all mortgages, pledges, liens and encumbrances referred to in clause (8) under “—Limitation on Mortgages and Liens” above does not exceed 15% of consolidated stockholders’ equity (as defined in the indenture); or

(2)   our company, within 120 days after the sale or transfer shall have been made by our company or by any such subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the principal facility (as defined in the indenture) sold and leased back pursuant to such arrangement or (ii) the fair market value of the principal facility (as defined in the indenture) sold and leased back at the time of entering into such arrangement (which may be conclusively determined by our board of directors) to the retirement of our debt securities issued under the indenture or other funded debt (as defined in the indenture) of ours ranking on a parity with the debt securities; provided, that the amount required to be applied to the retirement of our outstanding debt securities or other funded debt (as defined in the indenture) pursuant to this clause (b) shall be reduced by (1) the principal amount (or, if the securities of that series are issued with a discount, such portion of the principal amount as may be specified in the terms of that series) of any debt securities delivered within 120 days after such sale to the trustee for retirement and cancellation, and (2) the principal amount of any of our other funded debt (as defined in the indenture) ranking on a parity with the debt securities voluntarily retired by us within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with or merge into any other person, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•       the person (if other than us) formed by the consolidation or into which we are merged or which acquires by conveyance or transfer, or which leases, our assets and properties substantially as an entirety is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia which expressly assumes all of our obligations under each series of debt securities and the indenture;

•       immediately after giving effect to that transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing;

•       if, as a result of such transaction, our properties or assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not otherwise be permitted by the indenture without equally and ratably securing the outstanding debt securities and any other of our indebtedness entitled to be so secured equally and ratably with any and all indebtedness and obligations secured thereby, we or our successor, as the case may be, shall take such steps as shall be necessary effectively to secure the debt securities equally and ratably with (or prior to) all indebtedness secured thereby; and

•       we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that the consolidation, merger, conveyance, transfer or lease and, if required, the supplemental indenture required for the transaction, complies with the indenture and that all conditions precedent therein provided for relating to the transaction have been complied with.

Events of Default

The indenture defines an event of default with respect to any series of debt securities as one or more of the following events:

(1)         default in the payment of any interest on any debt security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days;

(2)         default in the payment of the principal of (and premium, if any, on) any debt security of that series when due at its maturity;

(3)         default in the making or satisfaction of any sinking fund payment, when and as due by the terms of the debt securities of that series;

(4)         default in the performance, or breach, of any other covenant or warranty by us in the indenture which affects or is applicable to debt securities of such series, and the continuation of that default or breach for a period of 60 days after the trustee has given us, or after holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

(5)         default (i) in the payment of any scheduled principal or interest on any indebtedness (as defined in the indenture) of ours or of any subsidiary of ours (other than the debt securities of such series), aggregating more than $20 million in principal amount, when due after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any indebtedness (as defined in the indenture) of ours or of any subsidiary of ours (other than the debt securities of such series), in excess of $20 million in principal amount, that results in such indebtedness being accelerated, and such acceleration shall not have been rescinded or annulled, or such indebtedness has not been discharged, within 15 days after the trustee has given us, or after holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

(6)         entry against us or any of our subsidiaries of one or more judgments, decrees or orders, either individually or in the aggregate, in excess of $20 million, by a court having jurisdiction over us from which no appeal may be taken, and the continuance of such judgment, decree or order unsatisfied and in effect for a period of 45 consecutive days after the amount thereof is due without a stay of execution, and the trustee has given us, or after holders of at least 25% in aggregate principal amount of all outstanding securities of that series have given us and the trustee, written notice thereof;

(7)         certain events relating to our bankruptcy, insolvency or reorganization; and

(8)         any other event of default provided with respect to debt securities of that series and specified in the applicable prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities. Any modifications to the foregoing events of default will be described in the prospectus supplement relating to a particular series of debt securities.

If an event of default shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately upon written notice to us.

After acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series, under certain circumstances, may rescind and annul such acceleration if we have deposited with the trustee all required payments of interest, principal (and premium, if any) and overdue interest, on the debt securities, plus fees, expenses, disbursements and advances of the trustee, and all events of default, other than the non-payment of accelerated principal, have been cured or waived.

The trustee is required to give notice to the holders of the debt securities of a series of a default under the indenture, to the extent and within the time periods specified by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in (5) above, no notice will be given for at least 30 days after the occurrence thereof.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1)   the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)   the holders of at least 25% in principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)   the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any series of debt securities on or after the due date without following the procedures listed in (1) through (3) above.

We must deliver to the trustee an annual statement by our officers within 120 days after the end of each fiscal year as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

We and the trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the modification or amendment. We may also make modifications and amendments to the indenture without their consent, for certain purposes including, but not limited to:

•       providing for our successor to assume the covenants under the indenture and the debt securities;

•       adding covenants or events of default;

•       making certain changes to facilitate the issuance of the securities;

•       changing or eliminating any of the provisions of the indenture so long as such change or elimination does not affect any debt security which is outstanding under the indenture prior to the effectiveness of such change or elimination;

•       securing the securities;

•       permitting or facilitating the defeasance and discharge of the securities, provided that any amendment will not adversely affect the interests of holders of debt securities in any material respect;

•       establishing the form or terms of debt securities and coupons;

•       providing for a successor trustee with respect to one or more securities of debt securities; and

•       curing any ambiguities or inconsistencies; provided, that any amendment will not adversely affect in any material respect the interests of holders of any debt security which is outstanding under the indenture prior to the effectiveness of such change or elimination.

However, neither we nor the trustee may make any modification or amendment to the indenture without the consent of the holders of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•       change the stated maturity or interest payment date of any debt security;

•       reduce the principal, premium, if any, or interest on any debt security;

•       reduce the principal of an original issue discount security payable on acceleration of maturity;

•       change the place of payment or the currency in which any debt security is payable;

•       adversely affect the right of repayment or repurchase, if any, at the option of the holder;

•       reduce the amount of, or postpone the date fixed for, any payment under any sinking fund;

•       impair the right to sue for any payment after the stated maturity or redemption date; or

•       change the provisions in the indenture that relate to modifying or amending the indenture or to the waiver of covenants or defaults under the indenture, except to increase the percentage in principal amount of holders required to consent to such modification, amendment or waiver.

We may, with respect to any series of debt securities, omit to comply with certain restrictive provisions of the indenture if holders of at least a majority in principal amount of all outstanding debt securities affected waive compliance. No such waiver will extend to or affect any term, provision or condition except to the extent expressly so waived, and, until the waiver becomes effective, our obligations and the duties of the trustee to holders of debt securities of that series in respect of the applicable term, provision or condition will remain in full force and effect.

Holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of all those holders, waive any past default under the indenture with respect to debt securities of that series except a default in the payment of the principal of (or premium, if any, on) or interest on any such debt security, or any sinking fund payment with respect to any such debt security, or except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding debt security of the series affected.

Satisfaction and Discharge; Defeasance

The indenture contains a provision that permits us to elect either or both of the following:

•       to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and

•       to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these and a number of other covenants with respect to any series of debt securities then outstanding:

(1)   the limitations relating to our merger or consolidation;

(2)   the limitations on sale and lease-back transactions under the indenture; and

(3)   the limitations on mortgages and liens under the indenture.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities of the series. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the action, and no event of default or event which with notice or lapse of time or both would become an event of default shall have occurred and be continuing on the date of the deposit.

If any of the above events occur, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and, if applicable, conversion and exchange of debt securities.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us. We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series in part, we will not be required to:

•       register, transfer  or exchange any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•       register, transfer  or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We have initially appointed the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents, change transfer agents or change the office of the transfer agent, change any security registrar or act as security registrar. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part by one or more global securities. Each global security will:

•       be registered in the name of a depositary that we will identify in a prospectus supplement;

•       be deposited with the depositary or nominee or custodian; and

•       bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee, referred to as certificated debt securities, unless:

•       the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•       an event of default is continuing; or

•       any other circumstances described in a prospectus supplement have occurred permitting the issuance of certificated debt securities.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•       entitled to have the debt securities registered in their names;

•       entitled to physical delivery of certificated debt securities; and

•       considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither the trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in the prospectus supplement:

•       Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date; and

•       Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us.

At our option, however, we may pay interest by mailing a check to the record holder.

The corporate trust office of the trustee will initially be designated as our sole paying agent. We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of 10 business days prior to the date the money would be turned over to the state, or at the end of two years after the payment was due, will be repaid to us. Thereafter, the holder may look only to us for such payment.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indenture is and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. If the trustee acquires any conflicting interest, however, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign. The Bank of New York Trust Company, N.A. is also our depositary, and affiliates of The Bank of New York Trust Company, N.A. have performed and continue to perform other services for us in the normal course of business.

PLAN OF DISTRIBUTION

We may sell debt securities separately or together:

•       through one or more underwriters or dealers in a public offering and sale by them;

•       through agents; or

•       directly to investors.

We may sell debt securities from time to time in one or more transactions:

•       at a fixed price or prices which may be changed from time to time;

•       at market prices prevailing at the times of sale;

•       at prices related to such prevailing market prices; or

•       at negotiated prices.

We will describe the names of any underwriters or agents, the method of distribution of the debt securities and the purchase price of the debt securities in the prospectus supplement.

We may determine the price or other terms of the debt securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the prospectus supplement.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of debt securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by it from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may grant underwriters who participate in the distribution of debt securities an option to purchase additional debt securities to cover over-allotments, if any, in connection with the distribution.

Unless otherwise indicated in the prospectus supplement, all debt securities offered by this prospectus will be new issues of securities with no established trading market. Underwriters involved in the public offering and sale of debt securities may make a market in the debt securities but are not required to do so and may discontinue market-making activity at any time. No assurance can be given as to the liquidity of the trading market for any debt securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying debt security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the debt securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the debt securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the debt securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.

Purchasers of our debt securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the price to public disclosed in the applicable prospectus supplement.

If we offer bearer debt securities under this prospectus and a related prospectus supplement, any underwriter, dealer and agent that participates in the distribution of any original issuance of bearer debt securities will agree not to offer, sell or deliver bearer debt securities to a United States citizen or to any person within the United States unless federal law permits otherwise.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Underwriters or agents and their associates may be customers of ours or may engage in transactions with or perform services for us in the ordinary course of business.

LEGAL MATTERS

Legal matters in connection with this offering will be passed upon for us by Alston & Bird LLP and Kent E. Mast, our Corporate Vice President and Chief Legal Officer. If certain legal matters in connection with an offering of the debt securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, that counsel will be named in the prospectus supplement related to that offering. Mr. Mast beneficially owns, or has rights to acquire under employee benefit plans, less than one percent of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements of Equifax Inc. for the year ended December 31, 2006, and Equifax Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included in its current report on Form 8-K, dated May 4, 2007, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of TALX Corporation and subsidiaries, as of March 31, 2007 and 2006, and for each of the years in the three-year period ended March 31, 2007, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report dated June 22, 2007 for the consolidated financial statements of TALX Corporation refers to the adoption of Statement of Financial Accounting Standard No. 123R, Shared-Based Payment, effective April 1, 2006.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                   Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered other than underwriting discounts and commissions. All such expenses will be borne by Equifax.

Amount to be paid
SEC registration fee	*
Legal fees and expenses	$150,000
Accounting fees and expenses	$100,000
Trustees’ fees and expenses	$10,000
Rating agencies fees	**
Printing expenses	$25,000
Miscellaneous	$15,000
Total	$300,000

*Deferred in accordance with Rules 456(b) and 457(r).

**Rating agency fees are calculated in part based on the amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

The Georgia Business Corporation Code permits, and Equifax’s Bylaws require, Equifax to indemnify any person who is a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act of 1933), whether civil, criminal, administrative, arbitrative or investigative by reason of the fact that such person is or was a director or officer of Equifax or is or was serving at Equifax’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. However, Equifax will not indemnify any director or officer who is found liable to Equifax or is subjected to injunctive relief in favor of Equifax for:

(1)            any appropriation of any business opportunity of Equifax in violation of his or her duties;

(2)            acts or omissions which involve intentional misconduct or a knowing violation of law;

(3)            paying a dividend or approving a stock repurchase in violation of Georgia law; or

(4)            any transaction from which he or she received an improper personal benefit.

Equifax’s Amended and Restated Articles of Incorporation also provide that the indemnification rights contained in the Bylaws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Equifax believes that its charter and bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

Equifax has purchased and maintains liability insurance to protect its directors and officers against any liability asserted against them or incurred by them as permitted by its Amended and Restated Articles of Incorporation and Section 14-2-858 of the Georgia Business Corporation Code. The insuring of the directors and officers is permitted whether or not Equifax would have the power to indemnify that director or officer under its charter or the terms of the Georgia Business Corporation Code.

These indemnification provisions may be sufficiently broad to permit indemnification of Equifax’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 16.                   List of Exhibits.

Exhibit No.	Description

1	Form of Underwriting Agreement for debt securities.*

3.1

Amended and Restated Articles of Incorporation of Equifax Inc. (incorporated by reference to Exhibit B of Equifax’s definitive Proxy Statement for the 1996 Annual Meeting of Shareholders, filed on March 27, 1996).

3.2	Equifax Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Equifax Inc.’s Form 10-K filed on March 11, 2004).

4

Indenture dated as of June 29, 1998 between Equifax Inc. and The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago), as Trustee (incorporated by reference to Exhibit 4.4 to Equifax’s Form 10-K filed March 31, 1999).

5	Opinion of Alston & Bird LLP.

12	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Alston & Bird LLP (contained in Exhibit 5).

24	Power of Attorney (included on the signature page hereof).

25

Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A., as trustee under the Indenture dated as of June 29, 1998 between Equifax Inc. and The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago).

*To be filed as an exhibit to a current report on Form 8-K and incorporated by reference or by a post-effective amendment to this Registration Statement.

Item 17.                   Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)           that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)           that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

(5)           that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)          Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(B)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(C)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(D)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)           The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on June 25, 2007.

EQUIFAX INC.

By:	/s/ Richard F. Smith
Richard F. Smith
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kent E. Mast, Lee Adrean and Nuala M. King, and each of them, any of whom may act without the joinder of the others, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits hereto and other documents in connection therewith with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby,  ratifying and confirming all that such attorneys-in-fact and agents, or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated below on June 25, 2007.

Signature	Title

/s/ Richard F. Smith	Chairman and Chief Executive Officer and a
Richard F. Smith	Director (Principal Executive Officer)

/s/ Lee Adrean	Corporate Vice President and Chief Financial Officer
Lee Adrean	(Principal Financial Officer)

/a/ Nuala M. King	Senior Vice President and Corporate Controller
Nuala M. King	(Principal Accounting Officer)

Signature	Title

/s/ William W. Canfield	Director
William W. Canfield

/s/ John L. Clendenin	Director
John L. Clendenin

/s/ James E. Copeland, Jr.	Director
James E. Copeland, Jr.

/s/ A. William Dahlberg	Director
A. William Dahlberg

/s/ Robert D. Daleo	Director
Robert D. Daleo

/s/ Mark L. Feidler	Director
Mark L. Feidler

/s/ L. Phillip Humann	Director
L. Phillip Humann

/s/ Lee A. Kennedy	Director
Lee A. Kennedy

/s/ Siri S. Marshall	Director
Siri S. Marshall

/s/ Larry L. Prince	Director
Larry L. Prince

/s/ Jacquelyn M. Ward	Director
Jacquelyn M. Ward

Exhibit No.	Description

1	Form of Underwriting Agreement for debt securities.*

3.1

Amended and Restated Articles of Incorporation of Equifax Inc. (incorporated by reference to Exhibit B of Equifax’s definitive Proxy Statement for the 1996 Annual Meeting of Shareholders, filed on March 27, 1996).

3.2	Equifax Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of Equifax Inc.’s Form 10-K filed on March 11, 2004).

4

Indenture dated as of June 29, 1998 between Equifax Inc. and The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago), as Trustee (incorporated by reference to Exhibit 4.4 to Equifax’s Form 10-K filed March 31, 1999).

5	Opinion of Alston & Bird LLP.

12	Statement regarding computation of ratio of earnings to fixed charges.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of Alston & Bird LLP (contained in Exhibit 5).

24	Power of Attorney (included on the signature page hereof).

25

Statement of Eligibility on Form T-1 of The Bank of New York Trust Company, N.A., as trustee under the Indenture dated as of June 29, 1998 between Equifax Inc. and The Bank of New York Trust Company, N.A. (as successor to Bank One Trust Company, National Association, which was successor in interest to The First National Bank of Chicago).

*To be filed as an exhibit to a current report on Form 8-K and incorporated by reference or by a post-effective amendment to this Registration Statement.